Exhibit 10.18

First Amendment to Employment Agreement

WHEREAS, MYMD Pharmaceuticals. Inc (the “Company”) and Paul M. Rivard, Esq. (“Employee”) (collectively “the Parties”) entered into an Employment Agreement dated September 21, 2020 (“Agreement”); and

WHEREAS, for good and valuable consideration the Parties hereby wish to amend the Agreement as follows:

Exhibit “C” to the Agreement is replaced with the Exhibit “C” appended hereto.

MYMD Pharmaceuticals, Inc.

/s/ James A. McNulty
By: James A. McNulty, CEO

Paul M. Rivard, Esq.

/s/ Paul M. Rivard, Esq.

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EXHIBIT “C”

Milestone Bonuses due upon achievement of milestones

Set forth below is the schedule pursuant to which the Employee will be paid $20,000 at the time each of the pending patent applications are issued to the Company. Each bonus will be paid 30 days after receipt of the Issued Patent.

Title	Assignee	App. No.	Estimated (Actual) Issuance
Methods of Reversing Normal Aging Process and Extending Lifespan	MyMD Pharmaceuticals, Inc.	16/680,677	2Q 2021

Pharmaceutical Salts of Isomyosmine and Pharmaceutical Compositions Containing Same	MyMD Pharmaceuticals, Inc.	16/672,714	(10/20/2020)

Method of Regulating Tumor Necrosis Factor-alpha (TNF-α) for Treating Cancers, Autoimmune Disorders, and Other Disorders Associated with Chronic Inflammation	MyMD Pharmaceuticals, Inc.	16/785,747	(11/17/2020)

Method of Treating Viral Infections	MyMD Pharmaceuticals, Inc.	16/791,290	(9/29/2020)

Method of Treating Coronavirus	MyMD Pharmaceuticals, Inc.	16/792,492	1Q 2021

Methods of Regulating Oxidoreductase for Treatment of Aging and Age-related Disorders	MyMD Pharmaceuticals, Inc.	16/928,255	4Q 2021

Method of Treating Disorders Associated with Chronic Inflammation	MyMD Pharmaceuticals, Inc.	17/084,012	1Q 2022

Synthetic Cannabinoid Compounds for Treatment of Substance Addiction and Other Disorders	Supera Pharmaceuticals, Inc.	16/612,472	1Q 2021

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